EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-106608, No. 333-108924, No. 333-10754, No.
333-110752,  No. 333-82496,  No. 333-91225, No. 333-91235 and No. 333-17105) and
Form S-8 (No.  333-109595,  No.  33-82410)  of our report  dated  March 5, 2004 relating to the consolidated financial statements of SpatiaLight, Inc., which appears in this Annual Report on Form 10-K.


/s/ BDO Seidman, LLP
--------------------------
BDO Seidman, LLP

San Francisco, California
March 25, 2004